EXHIBIT 10.2

AMENDMENT OF CHANGE IN CONTROL AGREEMENT

This Amendment (the “Amendment”) to the Change in Control Agreement dated September 22, 2016 (the “Agreement”) is made as of this ____ day of March, 2018 between A. Schulman, Inc., a Delaware corporation (the “Corporation”) and _________________________ (“Employee”).

RECITALS

A.    Employee and the Corporation entered into the Agreement, pursuant to which Employee was provided with certain severance benefits in the event Employee’s employment with the Corporation terminates in connection with a Change in Control as defined in the Agreement under the terms and conditions set forth in the Agreement;

B.    Pursuant to Section 2 of the Agreement, the term of the Agreement will end on December 31, 2018;

C.    Section 6.2 of the Agreement contemplates that the Agreement may be amended at any time by written agreement between Employee and the Corporation;

D.    The Corporation entered into that certain Agreement and Plan of Merger by and among the Corporation, LyondellBasell Industries N.V., a naamloze vennootschap (a public limited liability company) formed under the laws of The Netherlands, and LYB Americas Holdco Inc., a Delaware corporation, dated as of February 15, 2018 (the “Merger Agreement”);

E.    Schedule 6.01(b)(vi)(1) of the disclosure letter to the Merger Agreement contemplates that the Corporation shall be permitted to extend the term of the Agreement until December 31, 2019; and

F.    Employee and the Corporation desire to amend the Agreement to extend the term until December 31, 2019, and in connection therewith to include a release as additional consideration.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    Amendment of Section 2. The paragraph contained in Section 2 of the Agreement shall be deleted in its entirety and replaced by the following paragraph:

Subject to Sections 1.5, 5.3 and 6.3, the term of this Agreement shall commence on the Effective Date and end on December 31, 2019 (the “Expiration Date”).

2.    Amendment of section 4.1 (c): Paragraph 4.1(c) shall be replaced by the following:

(c)    A lump sum cash payment, which shall be paid in the first payroll period after the 60th calendar day following Employee’ date of Termination, provided the Release set forth in 4.3(e) below has become effective and irrevocable, equal to the sum of: (i) two hundred percent (200%) of the Employee’s base salary for the calendar year immediately preceding the year in which the date of Termination occurs; plus (ii) two hundred percent (200%) of the Employee’s annual target bonus for the fiscal year in which the date of Termination occurs.

3.    Amendment of Section 4.3. The following paragraph shall be added as Section 4.3(e):

(e)    In consideration of, and as a pre-condition to, receipt of any of the payments or benefits set forth in this Section 4 (with the exception those provided in 4.1(a) and 4.1(b)), Employee shall execute and deliver to Employer a written release in a form acceptable to Employer in a manner compliant with the respective requirements for release of claims under the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, the Americans With Disabilities Act, and the Employee Retirement Income Security Act of 1974, pursuant to which Employee shall fully and forever surrender, release, acquit and discharge the Employer, and its principals, stockholders, directors, officers, agents, administrators, insurers, subsidiaries, affiliates, employees, successors, assigns, related entities, and legal representatives, personally and in their representative capacities, and each of them (collectively, “Released Parties”), of and from any and all claims for costs of attorneys’ fees, expenses, compensation, and all losses, demands and damage of whatsoever nature or kind in law or in equity, whether known or unknown, including without limitation those claims arising out of, under, or by reason of Employee’s employment with the Employer or any of the Companies, Employee’s relationship with the Employer or any of the Companies and/or any termination of Employee’s employment relationship and any and all claims which were or could have been asserted in any charge, complaint, or related lawsuit. Notwithstanding the foregoing, no such release shall constitute a waiver of, or in any manner restrict or limit: (i) the Employee’s rights of indemnification relating to his or her status as an officer of the Employer, whether arising under Delaware law, contractually, or under Employer’s insurance coverage, or (ii) Employee’s rights as a shareholder, except that Employee waives any right to engage in any litigation as a shareholder, whether as a class action participant or on a derivative basis, based on alleged acts or omissions during his or her employment.

4.    No Further Amendment. Except as otherwise amended hereby, all terms and conditions of the Agreement shall remain in full force and effect.

[Signature page follows]
IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

CORPORATION:
A. Schulman, Inc.

By:
Its:

EMPLOYEE:

Signed:
Name:
Date: